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                                 EXHIBIT 23.3

          Consent of Independent Auditors - Coopers & Lybrand L.L.P.
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                                 EXHIBIT 23.3

          Consent of Independent Auditors - Coopers & Lybrand L.L.P.


Coopers                                       Coopers & Lybrand L.L.P.
& Lybrand L.L.P.                              a professional services firm





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Coram Healthcare Corporation on Form S-8 for (i) the outstanding options previously granted under the stock plans of T2 Medical Corporation, Curaflex Health Services, Inc., HealthInfusion, Inc. and Medisys, Inc. and their predecessor companies and (ii) the outstanding options to purchase shares of Medisys, Inc. which were granted pursuant to written agreements rather than under a plan, all of which options have now been assumed by the Company, of our report dated February 11, 1994, on our audits of the consolidated financial statements and financial statement schedules of Medisys, Inc. and Subsidiaries as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992, and 1991, which report is included in the Medisys, Inc. Annual Report on Form 10-K and the Coram Healthcare Corporation registration statement on Form S-4.


                                        /s/ Coopers & Lybrand L.L.P.
                                            Coopers & Lybrand L.L.P.

Minneapolis, Minnesota
September 15, 1994